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                                                                   EXHIBIT 11.01

                           MICRONICS COMPUTERS, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


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
                                                                                       THREE MONTHS ENDED
                                                                                          DECEMBER 31,
                                                                               ----------------------------------
                                                                                   1996                  1995
                                                                               -------------        -------------
PRIMARY
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $         166        $         929
                                                                               =============        =============
Average shares outstanding  . . . . . . . . . . . . . . . . . . . .                   13,923               13,742
Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        3                    8
                                                                               -------------        -------------
  Total common stock and common stock equivalents   . . . . . . . .                   13,926               13,750
                                                                               =============        =============
Net income per common share   . . . . . . . . . . . . . . . . . . .            $        0.01        $        0.07
                                                                               =============        =============

FULLY DILUTED
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $         166        $         929
                                                                               =============        =============
Average shares outstanding  . . . . . . . . . . . . . . . . . . . .                   13,923               13,742
Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        3                    8
                                                                               -------------        -------------
  Total common stock and common stock equivalents   . . . . . . . .                   13,926               13,750
                                                                               =============        =============
Net income per common share   . . . . . . . . . . . . . . . . . . .            $        0.01        $        0.07
                                                                               =============        =============
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